Limoneira Company

Loan No.  9259535-03

SECOND AMENDMENT TO AMENDED AND RESTATED LINE OF CREDIT AGREEMENT

This amendment is dated and made effective as of November 14, 2011 between LIMONEIRA COMPANY, a Delaware corporation (“Borrower”) and RABOBANK, N.A., a national banking association (“Lender”).

Borrower and Lender have entered into that certain Amended and Restated Line of Credit Agreement dated as of December 15, 2008, as amended by that certain Amendment to Amended and Restated Line of Credit Agreement dated May 12, 2009 (the Credit Agreement, together with all other extensions, renewals, modifications, substitutions and amendments thereof, the “Credit Agreement”).  Each capitalized term used in this amendment that is defined in the Credit Agreement will have the meaning specified in the Credit Agreement.  This amendment will be interpreted in accordance with the Drafting Conventions.

Borrower and Lender agree as follows:

Section 1.01   Amendment to Section 2.01(a) of the Credit Agreement.  Section 2.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

    (a) Lender will provide a revolving line of credit facility to Borrower (the "Line of Credit") under which, upon the request of Borrower from time to time during the Line of Credit Availability Period (defined in this Article), Lender will make loans (the "Line of Credit Advances") and each a "Line of Credit Advance") in an aggregate principal amount not to exceed the lesser of (i) ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00) or (ii) sixty percent (60%) of the appraised value of any Real Estate wherein the report evidencing such appraised value is approved in writing by Lender in its sole and absolute discretion (the “Line of Credit Maximum Amount”).

Section 1.02   Amendment to Section 2.02 of the Credit Agreement.  Section 2.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 2.02   Interest.  For each period specified, the Line of Credit Advances shall bear interest at a rate equal to the following:

    (a)  From the date of this Agreement until June 30, 2013, the LIBOR Rate plus 1.50%, adjusted on the first (1st) day of each calendar month (based on the LIBOR Rate in effect two Banking Days prior to the first (1st) day of each calendar month), such rate to remain fixed until the first (1st) day of the following calendar month, at which time it shall be adjusted to the then current LIBOR Rate plus 1.50% (based on the LIBOR Rate in effect two Banking Days prior to the first (1st) day of each calendar month; provided, however, that if the first (1st) day of any calendar month is not a Banking Day then the next Banking Day after the first (1st) day of any such calendar month.

    (b)  From July 1, 2013 and thereafter, the LIBOR Rate plus 1.80%, adjusted on the first (1st) day of each calendar month (based on the LIBOR Rate in effect two Banking Days prior to the first (1st) day of each calendar month), such rate to remain fixed until the first (1st) day of the following calendar month, at which time it shall be adjusted to the then current LIBOR Rate plus 1.80% (based on the LIBOR Rate in effect two Banking Days prior to the first (1st) day of each calendar month; provided, however, that if the first (1st) day of any calendar month is not a Banking Day then the next Banking Day after the first (1st) day of any such calendar month.

Section 1.03   Amendment to Section 2.03(b) of the Credit Agreement.  Section 2.03(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

    (b) All unpaid principal and unpaid accrued interest on the Line of Credit Advances shall be paid on June 30, 2018 (the “Line of Credit Termination Date”).

Section 1.04   Amendment to Section 2.06(b) of the Credit Agreement.  Section 2.06(b) of the Credit Agreement is hereby deleted in its entirety.

Section 1.05   Effectiveness.  This Amendment shall become effective when and only when the Lender shall have received the following:

    (a) counterparts of this Amendment duly executed by Borrower;

    (b)  a Second Amended and Restated Line of Credit Note dated as of the date hereof evidencing the Line of Credit, in form and substance acceptable to Lender (the “Second Amended and Restated Note”);

    (c) an executed and acknowledged Second Amendment to Deed of Trust With Assignment of Rents, Security Agreement and Fixture Filing dated as of the date hereof, in form and substance acceptable to Lender ("Second Amendment to Deed of Trust");

    (d)  payment by Borrower for all outstanding legal fees and costs, including fees or costs set forth in Section 1.10 below;

    (e)  such other documents, actions or assurances as Lender may reasonably request, including, without limitation, any title insurance policy or endorsement to any existing title insurance policy necessary to insure the priority Lien position of Lender under the Deed of Trust as amended by the Second Amendment to Deed of Trust.

Section 1.06   Representations and Warranties of Borrower.

    (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of California.

    (b)  The execution, delivery and performance by Borrower of this amendment, the Credit Agreement, as amended hereby, the Second Amended and Restated Note, and the Second Amendment to Deed of Trust are within Borrower’s powers, have been duly authorized by all necessary company action and do not contravene Borrower’s articles of incorporation or bylaws, or any law or any contractual restriction binding on or affecting Borrower, or result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the properties.

    (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for he due execution, delivery and performance by Borrower of this amendment, the Credit Agreement, as amended hereby, the Second Amended and Restated Note, or the Second Amendment to Deed of Trust.

    (d) This amendment, the Credit Agreement, as amended hereby, the Second Amended and Restated Note, and the Second Amendment to the Deed of Trust constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

    (e)  No event listed in Section 12.01 of the Credit Agreement has occurred and is continuing.

Section 1.07   References to and Effect on the Credit Agreement.

    (a) On and after the date hereof, each reference in the Credit Agreement to “this agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby; and each reference to “the Line of Credit Note,” shall mean and be references to the Second Amended and Restated Note as set forth in Section 1.05(b) herein.

    (b) Except as specifically amended by any prior amendments, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

    (c) The execution, delivery and effectiveness of this amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

Section 1.08   Execution in Counterparts.  This amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Section 1.09   Governing Law.  This amendment shall be governed by, and construed in accordance with, the law (without giving effect to the conflicts of laws principles thereof) of the State of California.

Section 1.10   Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses, in connection with the preparation, execution, delivery and administration of this amendment, including, without limitation the reasonable fees and out-of-pocket expenses of counsel for the Lender (who may be in-house counsel for the Lender), and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this amendment.

BORROWER
LIMONEIRA COMPANY, a Delaware corporation

Address for notices 1141 Cummings Road Santa Paula, CA 93060 Attention: Joseph D. Rumley	By: /s/ Harold S. Edwards Harold S. Edwards, President and Chief Executive Officer

By: /s/Joseph D. Rumley Joseph D. Rumley, Chief Financial Officer

LENDER

RABOBANK, N.A.
Address for notices: 45 E. River Park Place West, Suite 507 Fresno, CA 93720 Attention: Customer Service Representative	By: /s/ Rob Osterbauer Name: Rob Osterbauer Title: Senior Vice President